UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive
Suite 101
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Telitacicept License Agreement

On June 25, 2025, Vor Biopharma Inc. (the “Company”) and RemeGen Co., Ltd. (“RemeGen”) entered into a license agreement (the “License Agreement”) granting the Company exclusive rights to develop and commercialize RemeGen’s proprietary fusion protein product, telitacicept, and related products (the “Licensed Products”) outside of the People’s Republic of China (“PRC”), Hong Kong, Macau and Taiwan (“Greater China”). RemeGen retains all rights to the Licensed Products in Greater China. Under the License Agreement, the Company received an exclusive (even as to RemeGen) license under RemeGen’s patents and know-how to exploit, develop and commercialize the Licensed Products in all territories other than Greater China, with the right to grant sublicenses. The Company also received a non-exclusive license to manufacture the Licensed Products worldwide solely for use in the licensed territory. In exchange, RemeGen received an exclusive, perpetual and irrevocable license under Company intellectual property to exploit and manufacture the Licensed Products in Greater China, as well as a non-exclusive, fully paid-up license to manufacture the Licensed Products worldwide for use in Greater China. The Company is responsible for all development, regulatory and commercialization activities and costs in the licensed territory, including the conduct of clinical trials and regulatory submissions. The License Agreement established a joint steering committee to oversee collaboration.

As consideration for the rights granted, the Company will pay RemeGen an upfront payment of $125 million, consisting of a cash payment of $45 million and the issuance of $80 million in equity to a subsidiary of RemeGen (the “RemeGen Warrantholder”) in the form of a warrant to purchase 320,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $0.0001 per share (the “RemeGen Warrant”). The RemeGen Warrant was issued pursuant to a securities purchase agreement (the “RemeGen Purchase Agreement”) and will become exercisable upon approval by the Company’s stockholders of the issuance of the shares of Common Stock underlying the RemeGen Warrant, any required filings with or approvals from regulatory authorities of the PRC for overseas direct investment (“ODI Approval”) and a charter amendment that has the effect of increasing the Company’s authorized but unissued shares of Common Stock.

RemeGen is eligible to receive up to $330 million in regulatory milestone payments and up to $3.775 billion in sales milestone payments. In addition, RemeGen is entitled to receive tiered royalties on net sales of the Licensed Products in the licensed territory, ranging from high single digit to mid-teen percentages of net sales, subject to customary reductions. If the Company enters into a sublicense or divests rights to the Licensed Products prior to a specified development event and other than in connection with a change of control, RemeGen is entitled to receive a single digit percentage of certain net proceeds from such transaction. The License Agreement also provides for technology transfer, mutual indemnification and confidentiality.

The License Agreement may be terminated, in its entirety or on a region-by-region basis, by either party for material breach (subject to cure periods and dispute resolution) or insolvency of the other party, by the Company for convenience with advance notice, or by RemeGen if the Company challenges the validity of licensed patents. Upon termination, all rights and licenses in the terminated region will revert to RemeGen, with a wind-down period for the Company to cease activities.

The foregoing descriptions of the License Agreement, RemeGen Warrant and RemeGen Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the License Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025, and the forms of RemeGen Warrant and RemeGen Purchase Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference

Private Placement

On June 25, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 700,000,000 shares of Common Stock at a price per Pre-Funded Warrant of $0.25 (the “Pre-Funded Warrant Shares”), for gross proceeds of $175 million (the “Private Placement”). The Pre-Funded Warrants have an exercise price of $0.0001 per share and will become exercisable upon approval by the Company’s stockholders of the issuance of the shares of Common Stock underlying the Pre-Funded Warrants and a charter amendment that has the effect of increasing the Company’s authorized but unissued shares of Common Stock (the “Stockholder Approval”) and, to the extent applicable to an Investor, ODI Approval. The Company has agreed to prepare and file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) within sixty (60) days of the date of the Purchase Agreement. The Company intends to use the net proceeds from the Private Placement to advance development of its clinical pipeline and for general corporate purposes. The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The closing of the Private Placement is expected to occur on June 27, 2025.

The foregoing descriptions of the Purchase Agreement and Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Purchase Agreement and Pre-Funded Warrants, which are filed as Exhibits 10.3 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement and the License Agreement, the Company also entered into a Registration Rights Agreement, dated June 25, 2025 (the “Registration Rights Agreement”), with the Investors and with the RemeGen Warrantholder. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the SEC a registration statement on Form S-3 (the “Registration Statement”) to register for resale the shares of Common Stock underlying the RemeGen Warrant and the Pre-Funded Warrants within 30 days after Stockholder Approval, and to use its reasonable best efforts to have the registration statement declared effective as soon as possible, but no later than 75 days after the initial filing date of the Registration Statement, subject to extension under the terms of the Registration Rights Agreement. The Registration Rights Agreement provides for liquidated damages payable to the Investors and the RemeGen Warrantholder if the Company fails to meet certain filing or effectiveness deadlines, subject to specified caps. The Company will bear all registration expenses, including reasonable fees and expenses of outside counsel for the Investors and RemeGen up to specified caps, while the Investors will bear any selling expenses. The Registration Rights Agreement includes customary provisions regarding payment of fees and expenses and indemnification.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Voting and Support Agreements

In connection with the Private Placement and the License Agreement, certain stockholders of the Company entered into Voting and Support Agreements (the “Support Agreements”) pursuant to which, among other things, each stockholder has agreed, on the terms and subject to the conditions set forth therein, to vote all of their shares in favor of (i) the issuance of the shares of Common Stock underlying the RemeGen Warrant and the Pre-Funded Warrants and (ii) an amendment to the Company’s charter that has the effect of increasing the Company’s authorized but unissued shares of Common Stock. The Support Agreements also restrict the signing stockholders from transferring, selling or otherwise disposing of their shares or related securities except as permitted in the Support Agreement. The shares subject to the Support Agreements collectively represent approximately 63% of the total voting power of the Common Stock as of the date hereof.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference

The representations, warranties and covenants contained in the License Agreement, RemeGen Purchase Agreement, Purchase Agreement, Registration Rights Agreement and Support Agreements were made solely for the benefit of the parties to those agreements and may be subject to limitations agreed upon by the contracting parties. Accordingly, the License Agreement, RemeGen Purchase Agreement, Purchase Agreement, Registration Rights Agreement and Support Agreements are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 1.02 Termination of a Material Definitive Agreement.

On June 20, 2025, the Company entered into a Termination Agreement (the “Termination Agreement”) with PPF Off 100 Cambridge Park Drive, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company and the Landlord agreed to terminate that certain lease agreement (as amended, the “Lease”) originally dated as of December 17, 2019, as amended by that certain First Amendment to Lease, dated as of June 15, 2021, and that certain Second Amendment to Lease, dated as of June 15, 2021, related to the Company’s office, laboratory and manufacturing space located at 100 Cambridgepark Drive, Cambridge, Massachusetts. Prior to the Termination Agreement, the term of the Lease was set to expire in August 2030. Pursuant to the Termination Agreement, the Lease was terminated effective as of 5:00 p.m. Eastern Time on June 20, 2025 (the “Early Termination Date”), and the Company has until August 4, 2025 to yield-up and surrender the premises. On the Early Termination Date, the Company paid the Landlord a $8.5 million termination fee, and the Landlord agreed to cancel and return to the Company the approximately $2.4 million letter of credit held as security for the Lease within 15 days of the Early Termination Date.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the License Agreement and Private Placement are incorporated into this Item 3.02.

The RemeGen Warrant and the Pre-Funded Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

The RemeGen Warrantholder has represented that it is an institutional “accredited investor” as defined in Rule 501 under the Securities Act, that it is acquiring the RemeGen Warrant solely for its own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that the RemeGen Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the RemeGen Warrant in violation of the Securities Act. The sale of the RemeGen Warrant did not involve a public offering and was made without general solicitation or general advertising.

In the Private Placement, each of the Investors has represented that it is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act, that it is purchasing the Pre-Funded Warrants solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Pre-Funded Warrants in violation of the Securities Act. The sale of the Pre-Funded Warrants did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Robert Ang as Chief Executive Officer, President, Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer; Transition Agreement

On June 25, 2025, Robert Ang, M.B.B.S., M.B.A. notified the Company of his resignation from the positions of Chief Executive Officer, President, Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, effective immediately. Dr. Ang will continue with the Company to assist in the transition through October 14, 2025. Dr. Ang’s resignation is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, on June 25, 2025, Dr. Ang and the Company entered into a transition agreement (the “Transition Agreement”). Under the Transition Agreement, subject to his execution of a release of claims, Dr. Ang will receive severance benefits including lump sum payments equal to 18 months of base salary and 150% of his 2025 target annual bonus, reimbursement of COBRA premiums for up to 18 months, accelerated vesting of all outstanding time-based equity awards and a 12-month post-termination exercise period for vested stock options.

The foregoing summary of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Jean-Paul Kress, M.D., as Chief Executive Officer, President, Principal Executive Officer and Chairman of the Board

On June 25, 2025, the board of directors (the “Board”) of the Company appointed Jean-Paul Kress, M.D., as the Company’s Chief Executive Officer, President and Principal Executive Officer effective immediately. The Board also appointed Dr. Kress to the Board to serve as a Class III director to hold office until the 2027 annual meeting of stockholders and until his successor is duly elected and qualified, or his earlier death, resignation or removal. Dr. Kress was also appointed as Chairman of the Board. Matthew Patterson, the prior Chairman of the Board, will continue to serve as a director on the Board.

There is no arrangement or understanding between Dr. Kress and any other person pursuant to which he was selected as an officer or director of the Company, and there is no family relationship between Dr. Kress and any of the Company’s directors or other executive officers. There are no related party transactions between Dr. Kress and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Biographical information about Dr. Kress is set forth below.

Jean-Paul Kress, M.D., age 59, most recently served as Chief Executive Officer of MorphoSys AG from September 2019 until August 2024 when it was acquired by Novartis. Dr. Kress currently serves the board of directors of Sanofi and previously served as chairman of the board of Erytech Pharma (now Phaxiam) from June 2019 until its merger with Pherecydes in June 2023. He served as President and Chief Executive Officer of Syntimmune Inc. from January 2018 until November 2018. Prior to joining Syntimmune, Dr. Kress served as Executive Vice President of International and Head of Global Therapeutic Operations at Biogen Inc from June 2017 to January 2018. He previously served as a member of the board of directors of Sarepta Therapeutics, Inc. from September 2015 to June 2017. From September 2015 to June 2017, Dr. Kress served as Senior Vice President, Head of North America at Sanofi Genzyme. From July 2011 to September 2015, Dr. Kress served as President and Chief Executive Officer of Sanofi Pasteur MSD, one of the leading European vaccine companies. Prior to then, Dr. Kress worked at Gilead, Abbvie and Eli Lilly in senior commercial and business development roles in the United States and in Europe. Dr. Kress holds an M.D. degree from Faculté Necker-Enfants Malades in Paris, and graduate and post-graduate degrees in pharmacology and immunology from École Normale Supérieure in Paris.

Kress Employment Agreement

The Company has entered into an employment agreement with Dr. Kress, dated June 25, 2025 (the “Kress Employment Agreement”). Under the terms of the Kress Employment Agreement, Dr. Kress will receive an initial annual base salary of $700,000, subject to annual review and potential increase, and will be eligible for a discretionary annual cash bonus targeted at 60% of his then-current base salary. Dr. Kress will also receive a one-time signing bonus of $400,000, subject to repayment if his employment terminates under certain circumstances within the first twelve months. In addition, Dr. Kress will be granted an option to purchase 83,296,638 shares of the Company’s common stock. In the event of termination by the Company without cause or by Dr. Kress for good reason, Dr. Kress will be entitled to severance benefits, including 18 months of base salary, a prorated target bonus, continued health coverage and an extended period to exercise vested stock options, subject to his execution of a release of claims. If such a termination occurs in connection with a change in control, severance benefits increase to lump sum payments equal to 24 months of base salary and 150% of the target bonus, accelerated vesting of equity awards and 24 months of continued health coverage.

Dr. Kress has also entered into the Company’s standard form of indemnification agreement.

The foregoing summary of the Kress Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Kress Employment Agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of 2023 Inducement Plan

On June 25, 2025, the Board amended the Company’s 2023 Inducement Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 3,500,000 shares to 153,726,683 shares in the aggregate. The 2023 Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq listing rules.

Item 7.01 Regulation FD Disclosure.

On June 25, 2025, the Company issued a press release announcing, among other things, entry into the License Agreement and the appointment of Dr. Kress as Chief Executive Officer and Chairman of the Board.

On June 25, 2025, the Company also issued a press release announcing the Private Placement.

Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Form of Pre-Funded Warrant to Purchase Common Stock.

10.2*	Form of Securities Purchase Agreement, dated June 25, 2025, by and between the Company and Yantai Rongpu Investment Partnership (Limited Partnership).

10.3	Form of Securities Purchase Agreement, dated June 25, 2025, by and between the Company and the investors named therein.

10.4	Form of Registration Rights Agreement, dated June 25, 2025, by and between the Company and the investors named therein.

10.5	Form of Support Agreement, dated June 25, 2025, by and between the Company and the stockholders named therein.

10.6	Transition Agreement, dated as of June 25, 2025, by and between the Company and Robert Ang.

10.7	Employment Agreement, dated as of June 25, 2025, by and between the Company and Jean-Paul Kress.

99.1	Press Release dated June 25, 2025.

99.2	Press Release dated June 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Portions of the exhibit have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

Date: June 25, 2025	By:	/s/ Jean-Paul Kress
Jean-Paul Kress
Chief Executive Officer